UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 15, 2006

LIBERTY PROPERTY TRUST
LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chesterfield Parkway Malvern, PA	19355

(Address of principal executive offices)	(Zip Code)
Registrants’ telephone, including area code:      (610) 648-1700

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 1.01 Entry Into a Material Definitive Agreement.
     At a meeting held on March 15, 2006, the Compensation Committee (the “Committee”) of the Board of Trustees of Liberty Property Trust (the “Trust”) approved cash bonus awards and long-term incentive compensation for the year ended December 31, 2005 for the Trust’s named executive officers, in accordance with criteria previously established by the Committee. The Committee also approved the performance criteria that will be used to determine executive officer cash bonus awards and long-term incentive compensation for the year ending December 31, 2006.
     Cash bonus awards to named executive officers for the year ended December 31, 2005 were as follows: William P. Hankowsky, $349,758; Robert E. Fenza, $199,933; George J. Alburger, Jr., $195,141; James J. Bowes, $171,176; and Michael T. Hagan, $121,920.
     Long-term incentive awards to named executive officers for the fiscal year ended December 31, 2005 were granted in the following dollar values, payable 80% in restricted shares and 20% in options: William P. Hankowsky, $385,790; Robert E. Fenza, $165,397; George J. Alburger, Jr., $161,433; James J. Bowes, $141,607; and Michael T. Hagan, $100,860.
     Base salaries for 2006 were established as follows: William P. Hankowsky, $500,000; Robert E. Fenza, $355,000; George J. Alburger, Jr., $350,000; James J. Bowes, $305,000; and Michael T. Hagan, $275,000.
     In 2006, each executive officer of the Trust will be eligible for a cash bonus award equal to a specified percentage of the officer’s annual salary (the “Base Bonus Percentage”) multiplied by a percentage (the “Bonus Multiplier”) based upon the growth of Funds from Operations of the Trust per common share (“FFO”) measured relative to the corresponding performance of a peer group determined by the Compensation Committee (the “Peer Group”). 2006 Base Bonus Percentages are 105% for the Chief Executive Officer and 85% for the other executive officers. The Bonus Multiplier will range from zero to 150%, based upon FFO growth performance relative to that of the Peer Group.
     As in previous years, executive officers will continue to be eligible to receive awards pursuant to the Trust’s Long-Term Incentive Compensation program. Long-term incentive compensation for Trust employees is provided through the grant of share options (20%) and restricted share awards (80%). In 2006, each executive officer will be eligible for a long-term incentive award equal to a specified percentage of the officer’s salary (the “Base LTI Percentage”) multiplied by a percentage (the “LTI Multiplier”) based upon total shareholder return as measured against total shareholder return for the Peer Group. 2006 Base LTI Percentages are 215% for the Chief Executive Officer and 130% for the other executive officers. The LTI Multiplier will range from zero to 150%, based upon total shareholder return relative to that of the Peer Group.
     Notwithstanding the foregoing criteria, actual bonuses and long-term incentive compensation will be subject to adjustments and caps imposed by the Committee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST
By:	/s/ James J. Bowes
James J. Bowes
Secretary and General Counsel

LIBERTY PROPERTY LIMITED PARTNERSHIP
By:	Liberty Property Trust, its sole
General Partner

By:	/s/ James J. Bowes
James J. Bowes
Secretary and General Counsel

Dated: March 20, 2006